                        United States
             Securities and Exchange Commission
                    Washington, DC  20549


                          FORM 8-K


                       Current Report
             Pursuant to Section 13 or 15(D) of
             the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): November 19, 1996
                                                  (November 18, 1996)



Commission file numbers:  United Stationers Inc.:        0-10653
                          United Stationers Supply Co.: 33-59811




                   UNITED STATIONERS INC.
                UNITED STATIONERS SUPPLY CO.
   (Exact name of Registrant as specified in its charter)





United Stationers Inc.:            Delaware                36-3141189
United Stationers Supply Co.:      Illinois                36-2431718
                        (State or other jurisdiction of   (IRS Employer
                        incorporation or organization)    Identification No.)





                     2200 East Golf Road
              Des Plaines, Illinois 60016-1267
                       (847) 699-5000


(Address, including zip code and telephone number, including area code, of registrant's executive offices)

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   United Stationers Inc. and United Stationers Supply Co.




Item 5.   Other Events

      Thomas W. Sturgess has resigned as Chairman of the Board, President and Chief Executive Officer of United
Stationers Inc. (the "Company") and of its wholly owned subsidiary, United Stationers Supply Co., effective November 18, 1996. The resignation was due to Mr. Sturgess' desire to devote more time to his family.

      Frederick B. Hegi, Jr., Chairman of the Executive Committee of the Board of Directors of the Company and founding partner of Wingate Partners, the largest stockholder of the Company, will assume the positions of Chairman of the Board, President and Chief Executive Officer on an interim basis.

Item 7.  Exhibits

Exhibit 99
      Press release issued by the Company on November 18, 1996.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      United Stationers Inc.
                                      United Stationers Supply Co.


Dated:     November 19, 1996           By:  /s/ Daniel H. Bushell
                                            Daniel H. Bushell
                                            Executive Vice President and
                                            Chief Financial Officer